SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2008

MAXXAM INC.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2008, MAXXAM Inc. (the “Company”) and J. Kent Friedman, at the time the Co-Vice Chairman of the Board of Directors and General Counsel of the Company, entered into a Separation, Release and Confidentiality Agreement and related Addendum (together, the “Separation Agreement”).  The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  Under the Separation Agreement, Mr. Friedman terminated his employment with the Company effective as of July 31, 2008, although he will continue to serve on the Company’s Board of Directors (as Co-Vice Chairman) and receive compensation as a non-employee director.  The Separation Agreement also contemplates that Mr. Friedman will serve the Company as outside General Counsel through the law firm he was joining following termination of his employment.   The Separation Agreement indicates that the Company expects Mr. Friedman will not be required to spend more than 20% of his time on Company legal matters.

The terms of the Separation Agreement confirmed that Mr. Friedman would receive his benefits under the Company’s existing plans and programs, including the Company’s Pension Plan and Supplemental Executive Retirement Plan, sixteen (16) weeks of severance pay, up to one year’s of continued coverage under the Company’s group health insurance (provided that he pays for 50% of the cost), and his accrued and vested amounts under the Company’s Capital Accumulation Plan and Supplemental Savings Plan (subject to a six-month delay for certain of the above amounts).

The Separation Agreement also provided for the extension of the time period in which Mr. Friedman can exercise his vested stock options/stock appreciation rights (“Options”).  Subject to approval by the Company’s Section 162(m) Compensation Committee (which was obtained), the exercise period was extended to December 1, 2009 for 17,500 Options and to December 31, 2009 for 46,887 Options.  All of his unvested options were cancelled as of July 31, 2009.  Mr. Friedman would also earn a specified cash payment under certain circumstances if prior to December 31, 2009, (i) the Texas Legislature allows video lottery terminals (or a reasonable facsimile thereof) to be utilized at Texas horse and dog tracks, and (ii) if required, such legislation is approved by Texas voters

Item 9.01.                  Financial Statements and Exhibits.

(c)          Exhibits

10.1	Separation, Release and Confidentiality Agreement between the Company and J. Kent Friedman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.

Date: August 6, 2008	By:	/s/ Bernard L. Birkel
	Name:	Bernard L. Birkel
	Title:	Secretary
EXHIBIT INDEX
Exhibit No.	Description
10.1	Separation, Release and Confidentiality Agreement between the Company and J. Kent Friedman

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